UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2007

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On February 27, 2007, O’Reilly Automotive, Inc. issued a press release announcing their 2006, fourth quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated February 27, 2007

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Senior Vice President of Finance
Chief Financial Officer
(principal financial officer)

Exhibit 99.1

For further information contact:	Greg Henslee

Tom McFall

(417) 862-3333

O’REILLY AUTOMOTIVE, INC., REPORTS FOURTH QUARTER AND ANNUAL EARNINGS

14TH CONSECUTIVE YEAR OF RECORD REVENUES AND EARNINGS

12.4% OPERATING MARGIN AND 10.7% INCREASE IN ADJUSTED EARNINGS PER SHARE

Springfield, MO, February 27, 2007 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced record revenues and earnings for the fourth quarter and year ended December 31, 2006, representing 14 consecutive years of record revenues and earnings and positive comparable store sales increases for O’Reilly since becoming a public company in April 1993.

Sales increased $238 million, or 11.6% from $2.05 billion in 2005 to $2.28 billion for the year ended December 31, 2006, with a 3.3% increase in same-store sales. Gross profit for the year ended December 31, 2006, increased to $1.01 billion (or 44.1% of sales) from $893 million (or 43.6% of sales) for the year ended December 31, 2005, representing an increase of 12.8%. Operating, selling, general and administrative (“OSG&A”) expenses for the year ended December 31, 2006, increased to $724 million (or 31.7% of sales) from $640 million (or 31.3% of sales) for the year ended December 31, 2005, representing an increase of 13.2%. The increase in the effective tax rate from 34.6% for the year ended December 31, 2005 to 36.9% for the year ended December 31, 2006, reflects a one-time benefit of $6.1 million from the favorable resolution of prior tax uncertainties in the third quarter of 2005.

Net income for the year ended December 31, 2006, totaled $178.1 million, up 8.4% from $164.3 million for the year ended December 31, 2005. Diluted earnings per common share for the year ended December 31, 2006, increased 6.9% to $1.55 on 115.1 million shares versus $1.45 a year ago on 113.4 million shares. 2005 results include a benefit of $0.05 per share from the favorable resolution of prior tax uncertainties in the third quarter of 2005. On an adjusted basis excluding the third quarter 2005 tax resolution benefit, diluted earnings per common share increased 10.7% from $1.40 for the year ended December 31, 2005 to $1.55 for the year ended December 31, 2006.

Sales for the fourth quarter ended December 31, 2006, totaled $558 million, up 8.4% from $515 million for the same period a year ago. Gross profit for the fourth quarter ended December 31, 2006, increased to $249 million (or 44.6% of sales) from $231 million (or 44.9% of sales) for the same period a year ago, representing an increase of 7.6%. OSG&A expenses for the fourth quarter of 2006 increased to $185 million (or 33.1% of sales) from $168 million (or 32.7% of sales) for the same period a year ago, representing an increase of 10.0%. Net income for the fourth quarter ended December 31, 2006, totaled $40.4 million, up 2.1% from $39.5 million for the same period in 2005. Diluted earnings per common share for the fourth quarter ended December 31, 2006 were even at $0.35 on 115.4 million shares versus $0.35 a year ago on 114.0 million shares.

Comparable store sales for stores open at least one year increased 2.1% and 3.3% for the fourth quarter and year ended December 31, 2006, respectively, representing 55 quarters of comparable store sales increases since O’Reilly became a public company in April 1993.

“We are extremely proud of the hard work of every member of Team O’Reilly in 2006. Through a combination of relentless attention to every expense detail and our category management efforts, which generated a 44.1% gross margin, we were able to produce record operating margins in the midst of very difficult economic conditions,” stated CEO and Co-President Greg Henslee. “Our team is committed to providing the highest levels of customer service in our business and we're looking forward to offering these services to customers in all the new markets in which we'll expand in 2007".

Ted Wise, COO and Co-President, stated, "We added 170 new stores in 2006 with 44 of those opening in the fourth quarter. We continue to identify excellent locations for new stores and are on pace to achieve our plan to open 190 to 195 new stores in 2007. Great customer service and executing our dual market strategy will continue to be the foundation of our growth and success as we expand into new markets.”

The Company will host a conference call Wednesday, February 28, 2007, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s web site, www.oreillyauto.com, by clicking on “Investor Relations” then “News Room.”

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. Whenever the Company uses such non-GAAP measures, it provides a reconciliation of such measures to the most closely applicable GAAP measure. The Company reports both GAAP and adjusted income and earnings per share amounts and comparisons to reflect what it believes are ongoing and/or comparable operating results excluding the Q3 2005 tax benefit. The Company excludes these items in judging its performance and believes this non-GAAP information is useful to investors as well.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,640 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of December 31, 2006.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2006, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2006	December 31, 2005
	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$29,903	$31,384
Accounts receivable, net	81,048	73,849
Amounts receivable from vendors, net	47,790	57,224
Inventory	812,938	725,339
Other current assets	28,997	22,845
Total current assets	1,000,676	910,641

Property and equipment, at cost	1,214,854	992,899
Accumulated depreciation and amortization	331,759	274,533
Net property and equipment	883,095	718,366

Notes receivable, less current portion	30,288	29,062
Other assets, net	63,437	60,827
Total assets	$1,977,496	$1,718,896

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$318,404	$292,667
Accrued payroll	21,171	19,356
Accrued benefits and withholdings	44,032	49,794
Deferred income taxes	5,779	2,451
Other current liabilities	44,089	46,086
Current portion of long-term debt	309	75,313
Total current liabilities	433,784	485,667

Long-term debt, less current portion	110,170	25,461
Deferred income taxes	38,171	42,516
Other liabilities	31,275	19,483

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 113,929,327 at December 31, 2006, and
112,389,002 at December 31, 2005	1,139	1,124
Additional paid-in capital	400,552	360,325
Retained earnings	962,405	784,320
Total shareholders’ equity	1,364,096	1,145,769
Total liabilities and shareholders’ equity	$1,977,496	$1,718,896

Note: The balance sheet at December 31, 2005, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)	(Note)	(Unaudited)	(Note)

Sales	$558,332	$514,964	$2,283,222	$2,045,318
Cost of goods sold, including warehouse and distribution expenses	309,303	283,516	1,276,511	1,152,815

Gross Profit	249,029	231,448	1,006,711	892,503
Operating, selling, general and administrative expenses	185,000	168,217	724,396	639,979

Operating income	64,029	63,231	282,315	252,524
Other expense, net	(32)	(421)	(50)	(1,455)

Income before income taxes	63,997	62,810	282,265	251,069
Provision for income taxes	23,645	23,303	104,180	86,803

Net income	$40,352	$39,507	$178,085	$164,266

Net income per common share (1)	$0.35	$0.35	$1.57	$1.47

Net income per common share – assuming dilution (1)	$0.35	$0.35	$1.55	$1.45

Weighted-average common shares outstanding (1)	113,755	112,176	113,253	111,613
Adjusted weighted-average common shares outstanding – assuming dilution (1)	115,430	114,041	115,119	113,385

(1) On June 15, 2005, the Company completed a two-for-one split of its common stock. All share and per share amounts for the periods presented have been adjusted to reflect the effect of the stock split.

Note: The income statement for the year ended December 31, 2005, has been derived from the audited consolidated financial statements but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	December 31,
	2006	2005

Inventory turnover (1)	1.7	1.7
Inventory turnover, net of payables (2)	2.8	2.8

AP to inventory (3)	39.2%	40.3%
Debt-to-capital (4)	7.5%	8.1%
Return on equity (5)	14.2%	15.1%
Return on assets (6)	9.6%	10.0%

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006		2005
Other Information (in thousands):
Capital Expenditures	$54,004	$55,558		$228,871		$205,159
Depreciation and Amortization	$17,563	$14,988		$64,938		$57,228
Interest Expense	$970	$1,462		$4,322		$5,062
Lease and Rental Expense	$13,331	$11,968		$50,138		$44,243
			$		$
Sales per weighted-average square foot (7)	$50.30	$51.77		$215.30		$220.24

Sales per weighted-average store (in thousands) (8)	$337	$345		$1,439		$1,478
Square footage (in thousands)				11,004		9,801

Store count:
New stores, net (year ended)				170		221
Total stores				1,640		1,470

Total employment				21,920		19,614

(1)   Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)   Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)   Accounts payable divided by inventory.

(4)   The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.

(5)   Last 12 months net income, before the third quarter 2005 tax benefit, divided by average shareholders’ equity. Due to the one-time nature of the tax benefit, this adjustment is made to provide comparable results. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)   Last 12 months net income, before third quarter 2005 tax benefit, divided by average total assets. Due to the one-time nature of the tax benefit, this adjustment is made to provide comparable results. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)   Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.

(8)   Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited)

	Year Ended December 31,
	2006	2005
Income before non-GAAP adjustments	$178,085	$158,209

Adjustments, net of tax:
Favorable resolution of tax uncertainties	--	6,057

Net income	$178,085	$164,266

Net income per common share - assuming dilution (1)
Income before non-GAAP adjustments	$1.55	$1.40

Adjustments, net of tax:
Favorable resolution of tax uncertainties	--	0.05

Net income	$1.55	$1.45

Adjusted weighted-average common shares outstanding – assuming dilution (1)	115,119	113,385

(1) On June 15, 2005, the Company completed a two-for-one split of its common stock. All share and per share amounts for the periods presented have been adjusted to reflect the effect of the stock split.